Exhibit 99.1

NEWS RELEASE

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

CR-22-12

THE GEO GROUP CLOSES PREVIOUSLY ANNOUNCED TRANSACTIONS TO

ADDRESS ITS DEBT MATURITIES AND STRENGTHEN ITS CAPITAL STRUCTURE

Boca Raton, Fla. – August 22, 2022 — The GEO Group, Inc. (NYSE: GEO) (“GEO” or the “Company”) announced today that on Friday, August 19, 2022, the Company successfully closed the previously announced transactions (the “Transactions”) to comprehensively address the substantial majority of GEO’s outstanding debt. As previously disclosed, GEO’s new outstanding debt maturities are approximately $125 million in 2023; approximately $165 million in 2024; approximately $341 million in 2026; approximately $1.1 billion in 2027; and approximately $526 million in 2028. Following the Transactions, GEO has approximately $200 million in domestic unrestricted cash and cash equivalents and total liquidity of approximately $375 million.

George C. Zoley, Executive Chairman of GEO, said, “We are very pleased to have successfully closed our comprehensive Transactions to address the substantial majority of our outstanding debt maturities. The Transactions stagger our debt maturities over a longer period of time and significantly reduce our total recourse debt due in 2023 and 2024 to less than $300 million, which we expect to be able to fully repay with our available liquidity, the expected future proceeds from the sale of certain non-core assets, and our current free cash flow run rate.

We look forward to using most of our free cash flow towards meeting our goal of reducing net recourse debt by $200–250 million annually and decreasing our net leverage to below 3.5 times Adjusted EBITDA by the end of 2023 and to below 3 times Adjusted EBITDA by the end of 2024. We remain optimistic that our continued focus on debt reduction and the deleveraging of our balance sheet will have the potential to unlock additional equity value for our shareholders.”

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 102 facilities totaling approximately 82,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,000 employees.

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Contact: Pablo E. Paez	1-866-301-4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Use of forward-looking statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including our ability to repay debt due in 2023 and 2024, our ability to reduce net recourse debt by $200 million to $250 million annually over the next two years, our ability to decrease net leverage at the anticipated rate over the next two years, and our ability to successfully close on the expected sale of certain non-core assets on the anticipated timeline or at all. Readers are strongly encouraged to read the full cautionary statements contained in GEO’s filings with the SEC, including the risk factors set forth in the Registration Statement on Form S-4, as amended, including a prospectus and consent solicitation statement forming a part thereof, the Company filed with the SEC. GEO disclaims any obligation to update or revise any forward-looking statements.

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Contact: Pablo E. Paez	1-866-301-4436
Executive Vice President, Corporate Relations